Exhibit 99.1

   Trex Company Announces Fourth Quarter and Year-End 2005 Results

    WINCHESTER, Va.--(BUSINESS WIRE)--Feb. 16, 2006--Trex Company, Inc. (NYSE:TWP), manufacturer of Trex(R) decking and railing, today announced financial results for the fourth quarter and full year ended December 31, 2005.
    Net sales for the fourth quarter of 2005 totaled $44.0 million, compared to net sales of $29.6 million for the fourth quarter of 2004, which represented a 49% increase. The Company reported a net loss for the 2005 fourth quarter of $10.1 million, or $0.68 per diluted share, compared to a net loss of $0.4 million, or $0.02 per diluted share, for the 2004 fourth quarter.
    For the full 2005 year, Trex Company reported net sales of $294.1 million, compared to net sales of $253.6 million for 2004, which represented a 16% increase. Net income for 2005 was $2.5 million, or $0.17 per diluted share, compared to net income of $ 27.2 million, or $1.83 per diluted share, for 2004.
    Chairman and Chief Executive Officer Anthony J. Cavanna commented, "We are pleased with Trex's strong revenue growth in the fourth quarter, which reflected low inventory levels in the channel combined with favorable weather conditions and our dealers' anticipation of a strong 2006.
    "This positive top-line performance was offset by lower utilization of the company's manufacturing facilities and the resulting underabsorption of fixed plant costs. Continued increases in the cost of plastic raw materials and a series of ongoing initiatives to improve product quality and packaging also negatively affected our bottom line.
    "2005 was clearly a challenging year for Trex, due in great part to the aggressive manufacturing and new product agenda we set for the company. Our plan for 2006 is to achieve better absorption of fixed overhead by bringing plant utilization up to a more normal level. We successfully opened our facility in Olive Branch, Mississippi in the second quarter of 2005, and the new facility is already producing at rates and quality levels comparable to those of our Winchester and Fernley plants. Rather than introducing any new decking products in 2006, we will focus on achieving more consistent and efficient plant production of our Trex Accents(R), Trex Brasilia(TM), and Trex Artisan Series Railing(TM) products, all of which have been enthusiastically received by the market. Although investing in our brand is still an important priority for Trex, we expect total SG&A costs to decline as a percentage of net sales in 2006."
    Mr. Cavanna concluded, "As a result of the many steps we have taken to enhance product quality, improve our manufacturing operations and achieve better control of our costs, we believe Trex is well positioned to continue to lead the conversion of the market from wood to composite decking. For the first half of 2006, we expect net sales to range from $220 million to $230 million and earnings per diluted share to range from $0.57 to $0.62. This compares to net sales of $173 million and earnings per diluted share of $0.50 in the first half of 2005."
    Trex will hold a conference call to discuss its fourth-quarter and year-end 2005 results on Thursday, February 16 at 10:00 a.m. ET. A live webcast of the conference call will be available to all investors at the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

    About Trex Company

    Trex Company is the nation's largest manufacturer of composite decking and railing, with over 13 years of product experience. Products are marketed under the brand name Trex(R). Made from a unique formulation of reclaimed wood and plastic, combined through a proprietary process, Trex decking and railing offer significant design flexibility with fewer ongoing maintenance requirements than wood. For more information, visit the Company's website, www.trex.com. Trex(R), Trex Accents(R), Trex Brasilia(TM) and Artisan Series Railing(TM) are trademarks of Trex Company, Inc., Winchester, Va.

    The statements in this press release regarding the Company's expected sales performance and operating results, its projections of net sales, net income, earnings per share and costs, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products, the sensitivity of the Company's business to general economic conditions, the Company's ability to continue to obtain raw materials at acceptable prices, the Company's ability to increase production levels to meet increasing demand for its products, and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 and its subsequent filings on Form 10-Q for the first, second and third quarters of 2005 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                          TREX COMPANY, INC.
            Condensed Consolidated Statements of Operations
            (In thousands, except share and per share data)
                              (Unaudited)


                          Three Months Ended         Year Ended
                             December 31,            December 31,

                           2004        2005        2004        2005
                           ----        ----        ----        ----

Net sales............  $   29,614   $  43,993  $  253,628  $  294,133

Cost of sales........      18,920      44,309     151,286     213,904
                       ----------- ----------- ----------- -----------

Gross profit (loss)..      10,694        (316)    102,342      80,229

Selling, general and
 administrative
 expenses............      10,768      15,455      56,382      76,989
                       ----------- ----------- ----------- -----------

Income (loss) from
 operations..........         (74)    (15,771)     45,960       3,240

Interest expense,
 net.................          515         949       3,064       2,612
                       ----------- ----------- ----------- -----------

Income (loss) before
 income taxes........        (589)    (16,720)     42,896         628

Provision (benefit) for
 income taxes........        (238)     (6,664)     15,741      (1,871)
                       ----------- ----------- ----------- -----------

Net income (loss)....  $     (351)   $ (10,056) $   27,155  $    2,499
                       =========== =========== =========== ===========

Diluted earnings
 (loss) per share....  $    (0.02)  $   (0.68) $     1.83  $     0.17
                       =========== =========== =========== ===========

Diluted weighted
 average shares
 outstanding.........  14,705,706  14,792,896  14,834,718  14,880,020
                       =========== =========== =========== ===========


                          TREX COMPANY, INC.
                 Condensed Consolidated Balance Sheets
                   (In thousands, except share data)
                              (unaudited)

                                                   31-Dec-04 31-Dec-05
                                                   --------- ---------
ASSETS
Current  assets:
 Cash and cash equivalents........................  $ 23,925 $  1,931
 Restricted cash..................................    20,959       --
 Accounts receivable..............................    21,964   12,364
 Inventories......................................    44,357   56,726
 Prepaid expenses and other assets................     4,162    3,750
 Income taxes receivable..........................       497    8,297
 Deferred income taxes............................     2,975    1,711
                                                     -------- --------
         Total current assets.....................   118,839   84,779
                                                     -------- --------
Property, plant and equipment, net................   158,389  191,210
Goodwill..........................................     6,837    6,837
Debt-related derivatives..........................        --      292
Other assets......................................     2,986    3,151
                                                     -------- --------
         Total assets.............................  $287,051 $286,269
                                                     ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses............  $ 31,496 $ 31,919
 Line of credit...................................        --    4,070
 Current portion of long-term debt................     8,932    9,031
                                                     -------- --------
         Total current liabilities................    40,428   45,020
                                                     -------- --------
 Deferred income taxes............................    15,808   15,158
 Debt-related derivatives.........................     1,736    1,053
 Long-term debt, net of current portion...........    69,565   60,505
                                                     -------- --------
         Total liabilities........................   127,537  121,736
                                                     -------- --------
Stockholders' equity:
 Preferred stock, $0.01 par value, 3,000,000
  shares authorized; none issued and outstanding..        --       --
 Common stock, $0.01 par value, 40,000,000 shares
  authorized; 14,843,820 and 14,890,600 shares
   issued and outstanding at December 31, 2004
    and 2005, respectively........................       148      149
 Additional paid-in capital.......................    60,182   61,901
 Deferred compensation............................    (1,259)  (1,076)
 Accumulated other comprehensive loss.............    (1,098)    (481)
 Retained earnings................................   101,541  104,040
                                                     -------- --------
          Total stockholders' equity..............   159,514  164,533
                                                     -------- --------
          Total liabilities and stockholders'
           equity.................................  $287,051 $286,269
                                                     ======== ========


                          TREX COMPANY, INC.
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                                   Twelve Months Ended
                                                       December 31,
                                                      2004      2005
                                                      ----      ----
OPERATING ACTIVITIES
Net income........................................  $27,155    $2,499
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization.....................   13,713    16,139
Other non-cash charges............................    3,721     2,959
Changes in operating assets and liabilities.......      699    (9,734)
                                                   --------- ---------

Net cash provided by operating activities.........  $45,288   $11,863
                                                   --------- ---------

INVESTING ACTIVITIES.............................. ($56,373) ($29,425)
                                                   --------- ---------

FINANCING ACTIVITIES..............................  $26,859   ($4,432)
                                                   --------- ---------

Net increase (decrease) in cash and cash
 equivalents......................................  $15,774  $(21,994)
Cash and cash equivalents at beginning of period..   $8,151   $23,925
                                                   --------- ---------

Cash and cash equivalents at end of period........  $23,925    $1,931
                                                   ========= =========

    CONTACT: Trex Company, Inc.
             Paul Fletcher, 540-542-6300
             or
             Lippert/Heilshorn & Assoc.
             Harriet Fried, 212-838-3777